              INDEPENDENT AUDITORS' CONSENT

The Board of Directors and Shareholders
Conning Corporation:


We consent to the use of our reports included herein and to the references to our firm under the headings, "Selected Consolidated
Financial Data" and "Experts" in the prospectus.





                                    /s/ KPMG Peat Marwick LLP


St. Louis, Missouri
September 19, 1997